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                                                                      EXHIBIT 23


                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Capstead Mortgage Corporation of our report dated February 4, 1999, included in the 1998 Annual Report to Stockholders of Capstead Mortgage Corporation. We also consent to the incorporation by reference in the following registration statements and the related prospectuses, our report dated February 4, 1999, with respect to the consolidated financial statements incorporated herein by reference, in the Form 10-K of Capstead Mortgage Corporation:

     o    Form S-8 (No. 33-40116);
     o    Form S-8 (No. 33-40117);
     o    Form S-3 (No. 33-62212);
     o    Form S-3 (No. 33-52415);
     o    Form S-8 (No. 33-53555);
     o    Form S-3 (No. 33-57164);
     o    Form S-3 (No. 333-03187);
     o    Form S-8 (No. 333-12719);
     o    Form S-3 (No. 333-26419);
     o    Form S-3 (No. 333-26865);
     o    A pre-effective amendment to Form S-3 (No. 333-26419);
     o    Form S-8 (No. 333-27215);
     o    A post-effective amendment to Form S-3 (No. 333-26865); and
     o    Form S-3 (No. 333-43169).



                                                           /s/ ERNST & YOUNG LLP


Dallas, Texas
March 29, 1999